Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Meredith Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-72635) on Form S-3 and the registration statements (No. 333-87888, No. 333-21979, No. 333-04033, No. 33-2094, No. 2-54974, No. 33-59258, No. 333-125675, No. 333-184992, and No. 333-200138) on Form S-8 of Meredith Corporation of our report dated August 26, 2016, with respect to the consolidated balance sheets of Meredith Corporation and subsidiaries as of June 30, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2016, and the related financial statement schedule, Schedule II - Valuation and Qualifying Accounts, and the effectiveness of internal control over financial reporting as of June 30, 2016, which report appears in the June 30, 2016 Annual Report on Form 10-K of Meredith Corporation.

/s/ KPMG LLP

Des Moines, Iowa
August 26, 2016